                                                                Exhibit 99(h)(8)

                                AMENDMENT TO THE
                     TRANSFER AGENCY AND REGISTRAR AGREEMENT

     THIS AMENDMENT, dated as of November 8, 2000 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and PFPC Inc. ("PFPC").

1. The attached Schedule D "Performance Standards" is hereby added to the Agreement.

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

PFPC INC.                                         THE ST. CLAIR FUND, INC.

By: /s/ Michael Denotrio                          By: /s/ Libby E. Wilson

Name: Michael Denotrio                            Name: Libby E. Wilson

Title: Vice President and Division Manager        Title: Treasurer and Assistant
                                                  Secretary

THE MUNDER FRAMLINGTON                            THE MUNDER FUNDS TRUST
FUNDS TRUST

By: /s/ Libby E. Wilson                           By: /s/ Libby E. Wilson

Name: Libby E. Wilson                             Name: Libby E. Wilson

Title: Treasurer and Assistant Secretary          Title: Treasurer and Assistant
                                                  Secretary

THE MUNDER FUNDS, INC.

By: /s/ Libby E. Wilson

Name: Libby E. Wilson

Title: Treasurer and Assistant Secretary

                                                                               1

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                                    Exhibit 1

                          List of Funds and Portfolios
                            (and all classes thereof)

THE MUNDER FUNDS TRUST
----------------------
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Equity Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS INC.
---------------------
Munder Bio(Tech)2 Fund
Munder Digital Economy Fund
Munder Fund of Funds
Munder Future Technology Fund
Munder Multi-Season Growth Fund
Munder Money Market Fund
Munder Focus Growth Fund
Munder Real Estate Equity Investment Fund
Munder NetNet Fund
Munder Focus Growth Fund
Munder Growth Opportunities Fund
Munder Micro-Cap Equity Fund
Munder Small-Cap Value Fund
Munder International Bond Fund
Munder International NetNet Fund

THE ST. CLAIR FUND INC.
-----------------------
Liquidity Plus Money Market Fund
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund
Munder Institutional Short Term Treasury Fund
Munder Institutional Money Market Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund
Munder Framlington Global Financial Services Fund

                                                                               2

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                                   Schedule D

                              Performance Standards

1.   Transaction Processing
     ----------------------

Transaction Type Performance Standards

-----------------------------------------------------------------------------------------------
Transaction Type        Unacceptable - Penalty     Standard Performance     Exceptional - Award
-----------------------------------------------------------------------------------------------
New Accounts            *79.3%                     79.3% - 88.4%            --88.5%
-----------------------------------------------------------------------------------------------
Financial               *96.9%                     96.9% - 99.0%            --99.1%
-----------------------------------------------------------------------------------------------
Non-Financial           *86.2%                     86.2% - 91.5%            --91.6%
-----------------------------------------------------------------------------------------------
Overall                 *91.2%                     91.2% - 94.5%            --94.6%
-----------------------------------------------------------------------------------------------

 .    Performance will be measured by NQR based on a sample of approximately 266 account transactions each month and reported monthly. Transactions will be reviewed for accuracy and timeliness. All "exceptions" will be noted. A transaction with no "exceptions" will result in such transaction being deemed "acceptable". The above table identifies the percentage of acceptable transactions from the sample pool during the applicable time period. Penalties or awards will be paid quarterly based on average quarterly averages.

 .    Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

 .    Penalties will be waived for any quarter whereby the overall transaction volume is increased by 30 percent or greater over the prior four-quarter average volumes.

 .    Awards will be waived for any quarter whereby the overall transaction volume is decreased by 30 percent or move versus the prior four quarter average volumes.

 .    Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

 .    Measurement will begin 9/18/00. However, penalties and awards will not begin until first quarter 2001.

 .    Each of the four transaction categories will be measured separately and will count equally toward the determination of penalties or awards.

* denotes less than

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2.   Telephone Service Quality
     -------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                        Performance Standard
-----------------------------------------------------------------------------------------------------------------------
PFPC telephone quality must be rated by NQR to fall within 2.12 to 2.48 for each quarter.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Measurement                   Unacceptable - Penalty        Standard Performance               Exceptional - Award
                              ----------------------        --------------------               -------------------
-----------------------------------------------------------------------------------------------------------------------
Call Quality as Rated by      Rating by NQR below 2.12      Rating by NQR of 2.12 to 2.48      Rating by NQR above 2.48
NQR
-----------------------------------------------------------------------------------------------------------------------
Call Answer Rate as            * 97%                        97% - 98%                          ** 98%
Measured by PFPC Call
Monitoring System
-----------------------------------------------------------------------------------------------------------------------
Average Speed of Answer       ** 30 seconds                 30 - 20 seconds                     * 20 seconds
as Measured by PFPC
Call Monitoring System
-----------------------------------------------------------------------------------------------------------------------

 .    Performance will be measured on a monthly basis. Call Quality will be reviewed by NQR, which shall review approximately 40 Calls per month and evaluate them based on its 27-point evaluation process. Call Answer Rates are based on the percentage of all calls during the period that they are answered by PFPC and not abandoned. The Average Speed of Answer will be for all calls answered during the measurement period. Reports will be reported monthly with penalties or awards paid quarterly based on quarterly averages.

 .    Penalties or Awards will be applied quarterly to the next transfer agent fee bill following receipt of the data from NQR.

 .    Penalties will be waived for any quarter whereby the overall call volume is increased by 30 percent or greater over the prior four-quarter average volumes.

 .    Awards will be waived for any quarter whereby the overall call volume is decreased by 30 percent or move versus the prior four-quarter average volumes.

 .    Standards are subject to revision annually each June based on the previous four quarters of performance data from NQR.

 .    Measurement will begin 9/18/00. However, penalties and awards will not begin until first quarter 2001.

 .    Each of the three telephone categories will be measured separately and will count equally toward the determination of penalties or awards.

* denotes less than
** denotes greater than

                                                                               4

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3.   Penalty and Award
     ------------------

               Transaction Processing                         Annual
               Unacceptable - Penalty                         $500k
               Standard                                       $0
               Exceptional - Reward                           $200k

               Call Center
               Unacceptable - Penalty                         $500k
               Standard                                       $0
               Exceptional - Reward                           $200k

               Both Transaction and Call Center
               Additional Penalty/Reward
               Unacceptable - Penalty                         $500k
               Standard                                       $0
               Exceptional - Reward                           $200k



 .    In the event that PFPC fails to meet the Standard Performance level consistently for any yearly period PFPC shall pay the NQR related fees of approximately $130k for that year.

 .    In the event that PFPC meets or exceeds the Standard Performance level consistently for any yearly period, Munder will reimburse PFPC for the NQR related fees of approximately $130k for that year.

Total potential Annual Penalties - $1.5 million + NQR fees
Total potential Annual Rewards - $600k + NQR fees

 .    50% of the NQR annual fee reimbursement by Munder to PFPC shall be based on whether or not PFPC has consistently met the transaction processing standard in the "overall" category.

 .    50% of the NQR annual fee reimbursement by Munder to PFPC shall be based on whether or not PFPC has consistently met the Call Center standard in at least two of the three measured categories.

                                                                               5

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4.   Munder Service Related Termination Guidelines
     ---------------------------------------------

 .    "Performance failure" must occur in both Transaction Processing and the
     Call Center and must occur in two consecutive quarters in any rolling four-quarter period.

                                      -or-

     Must occur in any single functional area for three consecutive quarters in any rolling four-quarter period for Munder Funds to give notice of their intent to terminate.

 .    PFPC will be given a 60 day cure period to bring "performance failure" back into standard. At the end of the 60-day period if performance is still below standard, Munder may at its discretion, notify PFPC of their intent to terminate.

 .    Any quarter whereby volumes exceed the prior four-quarter average volumes by 30% or more will not be applicable under the termination clause.

Definition of Performance Failure
---------------------------------

 .    "Performance Failure" in the Transaction Processing group will be based on the "overall" category. "Performance Failure" in the Call Center will be based on any two of the three measured categories.

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